Exhibit 99.1
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                                  CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Logansport Financial Corp.

     Signed this 13th day of May, 2003.




/s/Dottye Robeson                       /s/David G. Wihebrink
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(Signature of Authorized Officer)       (Signature of Authorized Officer)

Dottye Robeson                          David G. Wihebrink
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(Typed Name)                            (Typed Name)

Treasurer                               President and Chief Executive Officer
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(Title)                                 (Title)


A signed original of this written statement required by Section 906 has been approved to Logansport Financial Corp. and will be retained by Logansport Financial Corp. and forwarded to the Securities and Exchange Commission or its staff upon request.